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                                                                  Exhibit 10.194

                         ALLSTATE LIFE INSURANCE COMPANY
                         ALLSTATE PLAZA SOUTH, SUITE G5C
                           NORTHBROOK, ILLINOIS 60062


                                  June 28, 2004

Inland Western Lakewood, L.L.C. and
Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oakbrook, Illinois 60523

            Re:   Allstate Life Insurance Company
                  Loan No. 122498 and 122499
                  Lakewood Towne Center
                  SWC of Gravelly Lake Drive and 100th Street SW
                  Lakewood, Washington (the "Property")

Ladies and Gentlemen:

     Reference is made to our Commitment Letter dated ______________________, 2004, as amended (the "Commitment") with respect to a $51,260,000 loan (the "Loan") to be evidenced by two Deed of Trust Notes of even date herewith, both payable to Allstate Life Insurance Company, one in the principal amount of $44,000,000 and the other in the principal amount of $7,260,000 (collectively, the "Note") and to be secured by a Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing of even date herewith (the "Deed of Trust") encumbering the Property. Initially capitalized terms used but not otherwise defined in this letter agreement (the "Letter Agreement") have the same meanings given them in the Deed of Trust.

     In consideration of your execution and delivery of the documents evidencing, securing or otherwise pertaining to the Loan (the "Loan Documents"), Inland Western Lakewood, L.L.C. (the "Borrower"), Inland Western Retail Real Estate Trust, Inc. (the "Member") and Allstate Life Insurance Company (the "Lender") hereby agree as follows:

     1. RELATED AGREEMENT. This Letter Agreement shall constitute a Related Agreement.

     2. IMPOUNDS. With regard to the provisions contained in Section 1.06 of the Deed of Trust requiring Borrower to deposit 1/12 of the annual amounts of real estate taxes, regular and special assessments and insurance premiums, Lender hereby agrees to defer collection of such monthly deposits for so long as
(a) Borrower is the sole fee simple owner of the Property; and (b) no Event of Default exists under the Loan Documents and no condition or event exists which with notice, the passage of time, or both, would constitute an Event of Default; and (c) at Lender's election, Borrower either pays for a tax reporting service or Borrower promptly and consistently furnishes evidence that taxes and insurance are being currently paid.

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     3.    EARTHQUAKE INSURANCE. With regard to the provisions contained in
Section 1.02 of the Deed of Trust requiring Borrower obtain earthquake insurance coverage on the Property, Lender hereby agrees to waive such requirement until such time as such coverage is available at commercially reasonable rates and in Lender's reasonable opinion such coverage is generally required by other institutional lenders.

     4. BORROWER'S RIGHT TO TRANSFER THE PROPERTY. Notwithstanding the provisions contained in Section 1.08 and other applicable provisions of the Deed of Trust, Borrower shall have a one time right, provided there is no default or an event which, with notice or the passage of time, or both, could result in a default by Borrower under the Loan Documents, to assign, sell or transfer all of the Property (the "Permitted Transfer") to a party with experience, reasonably satisfactory to Lender, in managing property similar to the Property and whose financial condition is reasonably satisfactory to Lender ("Permitted Transferee"). The Permitted Transfer shall be further conditioned upon:

     (a) the payment by Borrower to Lender of a transfer fee equal to one percent of the outstanding principal balance of the Note (a nonrefundable $5,000 deposit toward such transfer fee shall be due at the time Borrower initially requests a Permitted Transfer, the balance of the transfer fee shall be due on the closing of the transaction);

     (b) the reimbursement of all of Lender's expenses, including legal fees, incurred in connection with the Permitted Transfer;

     (c) the Permitted Transferee and such general partners or principals of Permitted Transferee as Lender may request, assuming, in form and substance satisfactory to Lender, all obligations of Borrower under the Loan Documents, including, without limitation, the Environmental Indemnity Agreement and the Nonrecourse Exception Indemnity Agreement, with the same degree of recourse liability as Borrower and subject to the same exculpatory provisions;

     (d) Lender's receipt of a title policy complying with the requirements of the Commitment, updated to the date of the Permitted Transfer, evidencing that such Permitted Transfer will not adversely affect Lender's first and prior lien on the Property or any other rights or interests granted to Lender under the Loan Documents;

     (e) Lender's receipt of opinions of counsel acceptable to Lender that all previous opinions, pertaining to Borrower are true with respect to the Permitted Transferee and the Permitted Transferee has duly assumed the Loan Documents, and same are valid and enforceable against Permitted Transferee and the Property; and that Borrower has the requisite power and authority to properly transfer the Property;

     (f) the Property having maintained a Debt Coverage Ratio of not less than 225 percent for the 12 month period ending 30 days before the date of the Permitted Transfer and the Property having a projected Debt Coverage Ratio for the next 12 months based on the most recently approved and certified financial statements and annual rent roll of not less than 225 percent;

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     (g)   the Permitted Transferee paying to Borrower at least 40 percent cash down payment on the date of the Permitted Transfer;

     (h) Lender's receipt and approval of the purchase and sale contract and copies of the proposed transfer documentation;

     (i) Lender's receipt and approval of the Permitted Transferee's resume and financial statements;

     (j) Lender's receipt and approval of an updated MAI appraisal by an appraiser satisfactory to Lender (prepared at Borrower's expense) specifically confirming a loan to value ratio of no more than 60 percent; and

     (k)   Note B has been paid in full.

     In addition, Borrower shall have the right, provided there is no default or an event which, with notice or the passage of time, or both, could result in a default by Borrower under the Loan Documents, to make a Permitted Transfer to Member, the sole member of Borrower, so long as (x) Borrower pays to Lender a transfer fee equal to $5,000, (y) the Member assumes, in form and substance satisfactory to Lender, all obligations of Borrower under the Loan Documents, including, without limitation, the Environmental Indemnity Agreement, with the same degree of recourse liability as Borrower and subject to the same exculpatory provisions, and (z) the conditions and requirements set forth in subparagraphs 4(b), (d) and (e) above are satisfied.

     Net Operating Income shall be certified to be true and correct by the managing general partner, manager or chief financial officer of Borrower.

     5. RIGHT TO CHANGE OWNERSHIP INTERESTS IN BORROWER. Notwithstanding the provisions contained in Section 1.08 and other applicable provisions of the Deed of Trust, so long as Member maintains its status as a Real Estate Investment Trust (a "REIT") any encumbrance, security interest or assignment or transfer of ownership of all types and classes of the shares of Member shall not constitute an improper encumbrance or transfer.

     6.    DAMAGE TO PROPERTY. With regard to the provisions contained in
Section 1.04(A) of the Deed of Trust requiring Borrower to notify Lender of damage to the Property, the cost threshold for notification shall be increased to One Hundred Thousand Dollars ($100,000). With regard to the provisions contained in Section 1.04(B) and 1.04(C) of the Deed of Trust regarding the estimated cost of restoration, the threshold amounts shall be increased to Two Hundred Fifty Thousand Dollars($250,000).

     7. INSURANCE. Lender hereby approves the insurance evidenced by the certificates attached as EXHIBIT A hereto.

     8. PROPERTY MANAGER. Lender hereby approves INLAND NORTHWEST MANAGEMENT CORP. as manager of the Property, subject to its execution of the letter attached as EXHIBIT B hereto.

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     9.    ENVIRONMENTAL COVENANT. Certain environmental conditions on the
Property have been disclosed by an Environmental Closure Letter prepared by Brown and Caldwell, dated April 19, 2004 (the "Closure Letter"), the Phase I Environmental Site Assessment of the Property prepared by Brown and Caldwell, dated June 11, 2004, the Phase II Environmental Site Assessment of the Property prepared by Brown and Caldwell, dated June 11, 2004 and the Peer Review prepared by ATC Associates, Inc., dated June 16, 2004. Borrower and Member hereby covenant and agree to implement a remediation program substantially in accordance with the Closure Letter, a copy of which is attached as EXHIBIT C hereto. In addition, Borrower and Member shall use their best efforts to obtain a No Further Action Letter from the State of Washington upon completion of the remediation program. Borrower shall provide Lender with copies of any reports and correspondence between Borrower and the State of Washington with regard to the remediation program concurrently with the receipt or delivery by Borrower of same.

                                    * * * * *

                            [Signature Page Follows]

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     10.   RIGHTS PERSONAL TO BORROWER. This Letter Agreement shall be binding upon Borrower and its successors and assigns, except that the rights granted to Borrower in paragraphs 2 -- 8 of this Letter Agreement shall be personal to Borrower and shall not inure to the benefit of any subsequent owner of the Property. In the event Lender transfers all or any part of the Loan or any interest in the Loan Documents to any other person or entity, Lender agrees to notify such transferee(s) of the existence of this Letter Agreement and the fact that it is binding upon Lender's successors and assigns by delivering such transferee(s) a true, correct and complete copy of this Letter Agreement concurrently with such transfer accompanied by a letter of transmittal from Lender advising such transferee(s) of the binding nature of the provisions of this Letter Agreement. Lender will send a copy of its letter of transmittal and the enclosure to Borrower, and Borrower's name will be shown on the face of the original letter of transmittal as an addressee thereof.

                                     Very truly yours,

                                     ALLSTATE LIFE INSURANCE COMPANY,
                                     an Illinois insurance corporation


                                     By:
                                        --------------------------------------

                                     By:
                                        --------------------------------------
                                          Its Authorized Signatories

                                     Accepted and agreed:

                                     INLAND WESTERN LAKEWOOD, L.L.C.,
                                     a Delaware limited liability company

                                     By:  INLAND WESTERN RETAIL REAL ESTATE
                                          TRUST, INC., a Maryland corporation,
                                          Its sole member

                                          By:  /s/ Debra A. Palmer
                                             ---------------------------------
                                          Its:  asst Secretary
                                              --------------------------------

                                     INLAND WESTERN RETAIL REAL ESTATE TRUST,
                                     INC., a Maryland corporation

                                     By:  /s/ Debra A. Palmer
                                        --------------------------------------
                                     Its: asst Secretary
                                         -------------------------------------

Dated: June 28, 2004

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                                    EXHIBIT A

                             INSURANCE CERTIFICATES

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                                    EXHIBIT B

                             PROPERTY MANAGER LETTER

                        INLAND NORTHWEST MANAGEMENT CORP.

                                  June 28, 2004

Allstate Life Insurance Company
Allstate Plaza South, Suite G5C
3075 West Sanders Road
Northbrook, Illinois 60062
Attention: Commercial Mortgage Division

            Re:   Allstate Life Insurance Company
                  Loan No. 122498 and 122499
                  Lakewood Towne Center
                  SWC of Gravelly Lake Drive and 100th Street SW
                  Lakewood, Washington (the "Property")

Ladies and Gentlemen:

     The undersigned ("Manager") is the current property manager of the Property pursuant to that certain Management Agreement (the "Agreement") dated ____________________ 2004, by and between INLAND WESTERN LAKEWOOD, L.L.C., a Delaware limited liability company ("Owner") and Manager. In consideration of your making the Loan to Owner (Manager being an affiliate of Owner), Manager acknowledges and agrees to the following:

     1. Allstate, in its sole discretion, may terminate the Agreement by notice to Manager upon acquisition by Allstate of title to the Property by foreclosure, deed in lieu of foreclosure, or other transfer of the Property or upon Allstate otherwise obtaining possession of the Property by any lawful means. Upon the appointment of a receiver or court appointed officer, either Allstate or such receiver or officer may terminate the Agreement in its sole discretion by notice to Manager.

     2. Manager waives any right to create a lien against the Property to secure payment of unpaid management fees.

     3. Upon the occurrence of, and during the continuation of, a default under any of the documents evidencing the Loan which has not been cured in Allstate's sole judgment, all management fees paid or payable to Manager thereafter shall be subordinate to amounts owed to Allstate under such Loan documents.

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     4.    Upon the occurrence of, and during the continuation of, a default under any of the documents evidencing the Loan which has not been cured in Allstate's sole judgment, all management fees and other sums received by Manager thereafter in connection with management of the Property shall be held in trust for the benefit of Allstate.

     5. Until Allstate elects to terminate the Agreement as provided herein, Manager will perform all of its obligations, covenants, conditions and agreements under the Agreement for the benefit of Allstate and its successors and assigns, so long as Allstate performs the duties and obligations of Owner under the Agreement accruing after the date Allstate exercises its rights under the Deed of Trust.

                                               INLAND NORTHWEST MANAGEMENT CORP.


                                               By:
                                                  ------------------------
                                                    Its
                                                       -------------------

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                                    EXHIBIT C

                                 CLOSURE LETTER